ASSIGNMENT OF LEASES

         THIS ASSIGNMENT dated as of December 29, 1995 (the "Assignment"), is entered into by and between Box & Company, Inc., a Virginia corporation ("Assignor"), and Pluma, Inc., a North Carolina corporation ("Assignee").

                              W I T N E S S E T H :

         WHEREAS, Assignor is the tenant under that certain lease dated April 1, 1995, between Tultex Corporation as landlord and Assignor with respect to that certain real property commonly known as 26 Broad Street, Martinsville, Virginia, containing 3,840 square feet (the "Property") (the "Lease"); and

         WHEREAS, Assignor desires to assign its interest as tenant in the Lease to Assignee, and Assignee desires to accept the assignment thereof;

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

         1. Effective as of January 1, 1996 Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease.

         2. Assignor warrants and represents that as of the date hereof Schedule 1 is a true and accurate copy of the Lease, and as of the date hereof, there are no assignments of or agreements to assign the Lease to any other party.

         3. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including without limitation, attorneys' fees, arising out of acts or omissions of Assignor prior to the date hereof which in any way relate to the Assignor's obligations under the Lease, or the Property, and provided this indemnity shall not apply to any loss or damage incurred by Assignee resulting from the Assignor and Assignee not procuring Tultex Corporation's consent to the assignment of this Lease.

         4. Except as otherwise set forth above or in the Contract of Purchase and Sale between Assignor and Assignee of even date herewith effective as of January 1, 1996, Assignee hereby assumes all of the Lessor's obligations under the Lease and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including without limitation, attorneys' fees, arising out of acts or omissions of Assignee subsequent to the date hereof which in any way relate to the Assignor's obligations under the Lease, or the Property, which arise after December 31, 1995.

         5. In the event of any arbitration or litigation arising out of this Assignment, the losing party shall pay the prevailing party's costs and expenses of such litigation, including without limitation, attorneys' fees.

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         6.       This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

         7. This Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment by hand and under seal as of the day and year first above written.

                                    ASSIGNOR:

                                    BOX & COMPANY, INC, a Virginia Corporation

                                    By:    /s/ George Walker Box

                                           George Walker Box

                                           President

                                    ASSIGNEE:

                                    PLUMA, INC., a North Carolina Corproation

                                    By:    /s/ R. Duke Ferrell, Jr.

                                           R. Duke Ferrell, Jr.

                                           President



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                       SCHEDULE 1 to Assignment of Leases

                              Property Description

                           Schedule 1 to Exhibit E - 1


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                       SCHEDULE 2 to Assignment of Leases

                               Schedule of Leases

                           Schedule 2 to Exhibit E - 1


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